Exhibit 10.27

EXECUTION ORIGINAL

SECOND AMENDED AND RESTATED

REVOLVING CREDIT NOTE

Berkshire Bank

$11,500,000	November 14, 2019
Roseland, New Jersey

This Second Amended and Restated Revolving Credit Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated December 20, 2017 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among TOTALSTONE, LLC, a limited liability company organized under the laws of the State of Delaware (“TotalStone”), NORTHEAST MASONRY DISTRIBUTORS, LLC (f/k/a NEM Purchaser, LLC), a limited liability company formed under the State of Delaware (“Northeast” and collectively with TotalStone, the “Borrower”), and BERKSHIRE BANK, a Massachusetts corporation (the “Lender”). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, the Borrower hereby promises to pay to the order of the Lender, at the office of Lender located at One Van de Graaff Drive, Suite 202, Burlington, Massachusetts 01803 or at such other place as Lender may from time to time designate to Borrower in writing:

(i) the principal sum of ELEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($11,500,000) or, if different from such amount, the unpaid principal balance of the Revolving Advances as may be due and owing to the Lender under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof;

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate in accordance with the Loan Agreement; and

(iii) notwithstanding anything to the contrary herein, in the Loan Agreement and/or in any Other Document, all outstanding principal and interest hereunder is due and payable on the Termination Date.

This Note is a “Revolving Credit Note” referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment, and may be voluntarily prepaid, in whole or in part, in each case, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 or 10.8 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Loan Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

Lender may at any time pledge or assign all or any portion of its rights under the Loan Agreement and the Other Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or assignment or enforcement thereof shall release Lender from its obligations under the Loan Agreement or any of the Other Documents.

This Note shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

This Note is intended to amend, restate and replace in its entirety that certain Amended and Restated Revolving Credit Note executed by the Borrower in favor of the Lender dated April 15, 2019 in the original principal amount of $6,500,000, as amended, restated, replaced and/or otherwise modified from time to time. This Note is not a novation.

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[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE]

TOTALSTONE, LLC

By:	/s/ Michael Toporek
Name:	Michael Toporek
Title:	Manager

NORTHEAST MASONRY DISTRIBUTORS, LLC
(f/k/a NEM Purchaser, LLC)

By:	TotalStone, LLC, its Managing Member

By:	/s/ Michael Toporek
Name:	Michael Toporek
Title:	Manager